FIFTH THIRD BANCORP





                        February 10, 1994


Mr. H. David Hale
Chairman & Chief Executive Officer
The Cumberland Federal Bancorporation, Inc.
200 W. Broadway
Louisville, Kentucky

RE:  Termination of Employment Agreement

Dear David:

In connection with the signing of the Affiliation Agreement ("Agreement"), you and we hereby agree that Fifth Third shall cause a subsidiary, such as Fifth Third Bank Kentucky, to pay out your employment agreement under the terms of the change of control provision as outlined below. Capitalized terms used herein, unless otherwise defined herein, have the meanings given to them in the Agreement.

Contract Pay-Out Terms
Change of Control Payment:    Payment to H. David Hale in the
                              amount of $1,110,089.00 will be paid
                              by a lump sum payment made at the
                              Effective Time, reduced to an amount
                              equal to the difference between 1)
                              the product of 2.99 times the "base
                              amount" as defined in Section
                              280G(b)(3) of the Internal Revenue
                              Code of 1986, as amended (the
                              "Code"), and 2) the sum of all other
                              parachute payments, as defined in
                              Section 280G(b)(2) of the Code.
                              Using 120% of the applicable federal
                              rate in effect for February, 1994,
                              H. David Hale would receive
                              $1,076,066 under this Paragraph.
                              The actual calculation shall be made
                              at the Effective Time using 120% of
                              the Applicable Federal Rate then in
                              effect.

                              H. David Hale in accepting the
                              change of control payment described
                              herein shall continue his employment
                              as Chairman and CEO of the newly-
                              formed Fifth Third Kentucky BHC and
                              as Chairman and CEO of the newly-
                              formed Fifth Third Bank Kentucky.
                              His employment will continue under
                              the Fifth Third standard employment
                              policy as an at-will employee on the
                              terms and conditions set forth
                              below.

- --Salary Benefit:             $280,000.00 base salary per year in
                              at least equal monthly payments.

- --Variable Compensation:      H. David Hale shall be given the
                              opportunity to earn up to an
                              additional 50% of his base salary
                              equal to $140,000.00.  This variable
                              compensation shall be based on
                              performance goals established for
                              the new operating affiliate, Fifth
                              Third Bank Kentucky.  These goals
                              will be consistent and commensurate
                              with other Executive Officers of the
                              Fifth Third.

- --Rabbi Trust:                Cumberland has established a
                              retirement plan for the benefit of
                              H. David Hale, P. Norris Shockley,
                              Jr. and John T. Doyle.  The form of
                              the plan is that of a Rabbi Trust.
                              Terms of the Rabbi Trust are
                              acknowledged as written into the
                              Fourth Amendment to the Employment
                              Agreement dated 7/1/93, provided
                              that H. David Hale shall become
                              immediately fully vested in this
                              retirement plan at the Effective
                              Time of the Merger.  It is further
                              acknowledged that this plan may be
                              subject to an additional
                              contribution at the termination of
                              the trust, which anticipated
                              additional liability does not exceed
                              $37,000.00 as of February 10, 1994.

- --Automobile:                 Fifth Third does not have a company
                              car policy, but will agreed to cover
                              the lease payments for the
                              automobile currently being leased
                              for a period of twelve months or the
                              term of the remaining lease,
                              whichever comes first.

- --Key Man Insurance Policy:   Cumberland has in force an insurance
                              policy insuring the life of H. David
                              Hale with the face value of
                              $750,000.00 payable at death to the
                              heirs of H. David Hale.  Fifth Third
                              Bank Kentucky agrees to continue the
                              annualized premium payments to the
                              benefit of H. David Hale for the
                              duration of his employment with
                              Fifth Third.  Fifth Third agrees, at
                              the request of H. David Hale, to
                              assign such policy to him upon his
                              separation from service with Fifth
                              Third.

- --Health & Hospitalization:   Fifth Third Bank Kentucky hereby
                              agrees to provide the standard
                              Health and Hospitalization
                              protection to H. David Hale which
                              currently is in place for other
                              Fifth Third Executive Officers.
                              This protection shall have no pre-
                              existing condition limitations.

- --Business Club Membership:   Fifth Third Bank Kentucky hereby
                              agrees to pay membership dues on an
                              annualized basis for the duration of
                              H. David Hale's employment.

- --Country Club Membership:    Fifth Third Bank Kentucky hereby
                              agrees to pay membership dues on an
                              annualized basis for the existing
                              club membership for the benefit of
                              H. David Hale for the duration of H.
                              David Hale's employment.

- --Release:                    At the Effective Time of the Merger,
                              H. David Hale shall irrevocably and
                              unconditionally release Cumberland,
                              Thrift Subsidiary and Fifth Third,
                              their past and present (i) corporate
                              parents, subsidiaries and affiliates
                              and (ii) officers, directors, agents
                              and employees and all of the
                              successors and assigns of the
                              foregoing (hereinafter "Released
                              Parties') from any and all claims,
                              known or unknown, which H. David
                              Hale and his heirs and
                              representatives may have against the
                              Released Parties and their agents,
                              successors and assigns, including
                              without limitation, any claims under
                              Federal, state or local law or
                              regulation.  Mr. Hale acknowledges
                              that this Letter Agreement has been
                              entered into voluntarily and is in
                              full satisfaction of any and all
                              claims he has or may have relating
                              to or arising out of his employment
                              with Cumberland or Thrift Subsidiary
                              and the termination of his
                              employment agreement; provided,
                              however that such release shall not
                              effect the rights of H. David Hale
                              with respect to certain stock
                              options granted prior to the date of
                              this Letter Agreement.

- --Older Workers Benefit
Protection Act:               In October, 1990, the Older Workers
                              Benefit Protection Act ("Act") was
                              enacted.  The Act provides, among
                              other things, the right of a person
                              to consider a separation agreement
                              such as this for a period of 21 days
                              after it is presented to such
                              person.  At the end of the 21 day
                              period, and should the person agree
                              to the separation agreement, the
                              individual has an additional seven
                              days within which to revoke
                              acceptance.  H. David Hale has 21
                              days to consider the offer set forth
                              in this Letter Agreement.  If H.
                              David Hale accepts this Letter
                              Agreement, he has an additional
                              seven days within which to revoke
                              his acceptance.  If H. David Hale
                              accepts this Letter Agreement, after
                              the lapse of seven days, this Letter
                              Agreement will become binding.

                              If H. David Hale decides not to
                              accept this Letter Agreement or
                              accepts this Letter Agreement and
                              subsequently revokes acceptance
                              within seven days, the provisions of
                              this Letter Agreement will be null
                              and void and deemed to be rescinded.
                              H. David Hale has consulted with an
                              attorney of his choice to discuss
                              this Letter Agreement.

                              H. David Hale acknowledges that he
                              fully understands the meaning and
                              intent of all the terms of this
                              Letter Agreement, that he has had a
                              reasonable opportunity to review
                              this Letter Agreement, that any
                              obligations of Cumberland, Thrift
                              Subsidiary or Fifth Third or its
                              subsidiaries and affiliates to him
                              are personal in nature and for his
                              benefit and not for the benefit of
                              any third party and that no promises
                              or inducements other than those set
                              forth herein have been made to him
                              by such parties.

- --Miscellaneous:              This Letter Agreement shall be
                              governed in all respects, whether as
                              to validity, construction, capacity,
                              performance or otherwise, by the
                              laws of the Commonwealth of
                              Kentucky.

                              The provisions of this Letter
                              Agreement shall be deemed severable
                              and the invalidity or
                              unenforceability of any provision
                              shall not affect the validity or
                              enforceability of the other
                              provisions hereof.

                              This Letter Agreement shall
                              constitute the entire agreement
                              between the parties hereto.

                              Except as required by law, Fifth
                              Third and Mr. Hale agree that the
                              terms of this Letter Agreement will
                              be considered as strictly
                              confidential and will not be
                              disclosed by either party hereto,
                              except Mr. Hale may disclose this
                              Letter Agreement to his immediate
                              family and advisors and Fifth Third
                              may disclose it to its advisors.


Please sign and date below indicating your acceptance of and agreement to the terms of this letter.

                                   Sincerely,



                                   Robert P. Niehaus
                                   Senior Vice President



Agreed to and Accepted:



______________________________   ______________________________
H. David Hale                      Date
Chairman & Chief Executive Officer
The Cumberland Federal Bancorporation, Inc.



_____________________________    ______________________________
Witness                            Date